Exhibit 10.2


                           UNOCAL CORPORATION DIRECTOR
                               INDEMNITY AGREEMENT


         This Unocal Corporation Director Indemnity Agreement ("Agreement") is made as of March 26, 2003 by and between Unocal Corporation, a Delaware corporation (the "Corporation"), and [Name of Director] (the "Director") with reference to the following facts:


                                    RECITALS

         A. The Corporation and the Director have previously entered into a Unocal Corporation Director Indemnity Agreement and a Unocal Corporation Director Insurance Agreement (jointly, the "Old Agreements") setting forth terms and conditions under which the Corporation provides indemnification and insurance to the Director.

         B. The Corporation and the Director are entering into this Agreement, which amends and restates the Old Agreements, in order to update the terms and conditions under which the Corporation provides indemnification and insurance to the Director.

         C. It is essential to the Corporation to retain and attract as directors the most capable persons available.

         D. It is now and has been the express policy of the Corporation to indemnify and insure its directors so as to provide them with the maximum possible protection permitted by law.

         E. The Director is currently a member of the Board of Directors of the Corporation and is performing valuable services for the Corporation. The Corporation wishes the Director to continue in such capacity, and the Director is willing, under certain circumstances, to continue in such capacity.

         F. The Corporation's Certificate of Incorporation, as permitted by
Section 102(b)(7) of the Delaware General Corporation Law, limits the Director's liability to the Corporation and its stockholders for monetary damages for certain breaches of fiduciary duty.

         G. The Bylaws of the Corporation provide for the indemnification of the directors of the Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended or as may be amended, revised or superseded.

         H. In addition to the indemnification to which the Director is entitled pursuant to the Certificate of Incorporation and Bylaws of the Corporation and as additional consideration for the Director's services, the Corporation has, in the past, furnished at its expense director and officer liability insurance ("Insurance"). Many insurance carriers, as a condition of issuing Insurance policies, are requiring that corporations protect directors and officers from liability to the maximum extent permitted by law.

         I. The Director has indicated that he or she does not regard the Corporation's Certificate of Incorporation, the indemnities available under the Corporation's Bylaws, and the Insurance currently in effect as adequate to protect him or her against the risks associated with his or her services to the Corporation. The Director may not be willing to continue in office in the absence of the further lawful protection afforded by the instant Agreement.


                                    AGREEMENT

         NOW, THEREFORE, in order to induce the Director to continue to serve as a director of the Corporation and of certain subsidiaries and affiliates of the Corporation, in consideration for his or her continued services, and in order to do everything possible to procure and maintain adequate Insurance policies, the parties hereby agree as follows:

         1. As of the date hereof, the Old Agreements shall be amended and restated to read in their entirety as set forth in this Agreement.

         2. Subject only to the limitations set forth in Section 4, the Corporation will pay on behalf of the Director and his or her heirs, executors, administrators or assigns any Expenses (as defined below) actually and reasonably incurred by the Director because of any threatened, pending or completed action, suit, proceeding, inquiry, hearing or investigation, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature (a "Proceeding"), resulting from any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he or she commits or suffers while acting in his or her capacity as a director of the Corporation or, at the request of the Corporation, acting as a director, officer, trustee, fiduciary, employee, or agent (collectively, "Agent") of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, or any other enterprise or entity whatsoever, including without limitation, employee benefit plans (collectively, "Affiliate"), or by reason of the fact that the Director is or was a director of the Corporation or is or was serving at the request of the Corporation as an Agent of an Affiliate, whether the basis of such Proceeding is alleged action in an official capacity, or in any other capacity, to the fullest extent authorized by law, including but not limited to the Delaware General Corporation Law, as the same exists on the date hereof or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment); provided, however, that except with respect to a Proceeding seeking to enforce rights to indemnification hereunder, the Corporation shall indemnify the Director with respect to a Proceeding initiated by the Director only if such Proceeding was authorized by the Board of Directors of the Corporation.

         3. The payments (the "Expenses") which the Corporation will be obligated to make hereunder shall include any expense, liability or loss of the Director, including without limitation, damages, judgments, fines, ERISA excise taxes, penalties, amounts paid or to be paid in settlement or in costs by or on behalf of the Director, expenses relating to investigations or to judicial or administrative proceedings or appeals, attorneys' fees or any other costs of defense of legal actions, claims, or proceedings or appeals therefrom, costs of attachment or similar bonds, and any other amounts actually incurred or suffered by the Director in connection with any

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

Proceeding or in establishing a right of indemnification under this Agreement. The Corporation shall advance to the Director as soon as practicable any Expenses incurred by the Director upon receipt by the Corporation of an undertaking, if such undertaking is required by law, by or on behalf of the Director to repay all amounts so advanced if the Director is not entitled to be indemnified by the Corporation pursuant to this Agreement or otherwise, as decided by a court, arbitrator or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

         4. The Corporation shall not be obligated under this Agreement to make any payment of Expenses to the Director:

                  (a)      the payment of which is prohibited by Delaware law;

                  (b) for which and to the extent payment is actually and unqualifiedly made to the Director under an insurance policy or otherwise; or

                  (c) based upon or attributable to the Director gaining in fact any personal profit or advantage to which he or she was not legally entitled, as decided by a court, arbitrator or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

         5. If a claim under this Agreement is not paid by the Corporation, or on its behalf, within sixty (60) days after a written claim has been received by the Corporation (except in the case of a claim for the advancement of Expenses incurred in a Proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days), the Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part in such suit or in a suit brought by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the Director shall also be entitled to be paid the Expenses of prosecuting or defending such claim. The right to indemnification or advances as provided by this Agreement shall be enforceable by the Director in any court of competent jurisdiction. The Corporation's sole defense to an action by the Director seeking indemnification shall be that the Director has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the Director for the amount claimed, and the burden of proving such defense shall be on the Corporation; provided, however, that in the case of a claim for the advancement of Expenses incurred in a Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation, that defense shall not be available to the Corporation. Neither the failure of the Corporation (including the Board of Directors, its independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Director is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including the Board of Directors, its independent legal counsel or its stockholders) that the Director has not

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

met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Director has not met the applicable standard of conduct.

         6. The Corporation shall maintain in full force and effect, at its own expense, Insurance coverage for the Director in amounts and scope at least as favorable as that maintained by the Corporation on September 30, 1996, or, to the extent more favorable, any Insurance policy entered into or renewed by the Corporation following such date. Notwithstanding the foregoing, if (a) the Corporation, after using its best efforts, cannot obtain and purchase such coverage for an amount no more than what it paid for the most recent expiring Insurance policy plus a reasonable additional amount and (b) the Corporation has so notified the Director at the most recent address the Corporate Secretary has for the Director, then the Corporation shall only be required to purchase such Insurance coverage for any act or omission occurring at or prior to the time of such notification or, if more favorable to the directors and officers of the Corporation as a whole, such Insurance coverage as is standard within the Corporation's industry. Such obligation shall continue for so long as the Director may be subject to any possible claim which might be covered under such Insurance coverage. The Corporation agrees that money damages would not be a sufficient remedy for any breach of this provision and that the Director shall be entitled to specific performance and injunctive or other equitable relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies of the Director, and shall be in addition to all other remedies available at law or in equity to the Director. The Corporation waives any requirement for the securing or posting of any bond in connection with any such remedy.

         7. The Director shall give the Corporation and any insurance company providing Insurance coverage such information and cooperation in the defense of a Proceeding as they may reasonably require and as shall be within the Director's power; provided, however, that if a Proceeding is brought by the Corporation, or if the Corporation is assisting or cooperating in the prosecution of a Proceeding against the Director, the Director shall only be required to provide information to and cooperate with any insurance company providing Insurance coverage.

         8. The Director shall give to the Corporation notice as soon practicable of any Proceeding for which indemnity will or could be sought under this Agreement, the Corporation's Bylaws or any other obligation whatsoever of the Corporation to indemnify the Director or for which Insurance coverage could be available.

         9. Nothing herein shall be deemed to diminish or otherwise restrict the Director's right to indemnification under any provision of the Certificate of Incorporation or Bylaws of the Corporation, under Delaware law or under any other obligation whatsoever of the Corporation to indemnify the Director.

         10. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

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

         11. The provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent permitted, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by any provision held invalid, void or otherwise unenforceable.

         12. This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger, consolidation or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of the Director.

         13. This Agreement shall be governed by and construed in accordance with Delaware law.

         14. The indemnification under this Agreement shall cover the Director's service as a director of the Corporation or as an Agent of an Affiliate and shall continue after he or she has ceased to act in such capacity with respect to all of his or her acts in such capacity, whether arising prior to, on or after the date of this Agreement.

         15. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Corporation and the Director. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or delay in exercising any right or remedy under this Agreement shall constitute a waiver of the right or remedy.

         16. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.


UNOCAL CORPORATION                                          DIRECTOR:



By______________________________________                ________________________

  ____________________, Vice President                    [Name of Director]



By______________________________________
  ____________________, Secretary

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